UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2024

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2014 Champions Gateway, Suite 100

Canton, OH 44708

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 0.064578 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Hall of Fame Resort & Entertainment Company (the “Company”) will postpone its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Originally scheduled for November 21, 2024, the decision comes as the Company reviews a non-binding proposal to take the company private. The proposal was submitted by IRG Canton Village Member, LLC (“IRG”), an affiliate of the Company’s director Stuart Lichter. A copy of IRG’s proposal is attached to the most recent Schedule 13D amendment filed by IRG and affiliates with the United States Securities and Exchange Commission.

In response to the proposal, the Company’s Board of Directors has formed a special committee made up of independent, disinterested directors (the “Special Committee”) to evaluate the proposal. The Special Committee has retained a financial advisor and legal counsel to assist in its ongoing review and evaluation of the proposal. There is no guarantee that any proposal made by IRG regarding a proposed transaction will be accepted by the Special Committee, that definitive documentation relating to any such transaction will be executed, or that a transaction will be consummated in accordance with that documentation, if at all.

The Company and the Special Committee do not intend to comment on or disclose further developments regarding the Special Committee’s consideration of the Proposed Transaction unless and until it deems further disclosure is appropriate or required.

Cautionary Note Regarding Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “proposal,” “proposed transaction,” “plan,” “consider,” “if,” “intend,” “future,” and “will” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that may affect actual results or outcomes include, among others, the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including obtaining financing to construct planned facilities and for working capital; potential litigation involving the Company or IRG’s proposal; changes in applicable laws or regulations; SEC regulatory review of any Company filings related to the proposal from IRG; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; inflation; the inability to maintain the listing of the Company’s shares on Nasdaq; and those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: October 23, 2024

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